UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
Of the Securities Exchange Act of 1934 (Amendment No. __)

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NATIONWIDE VARIABLE INSURANCE TRUST
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NATIONWIDE VARIABLE INSURANCE TRUST
One Nationwide Plaza
Mail Code 5-02-210
Columbus, Ohio 43215
(800) 848-0920

January 9, 2020

Dear Shareholder:

The enclosed Information Statement details recent subadviser changes relating to the NVIT Multi-Manager Small Cap Value Fund (the “Fund”), a series of Nationwide Variable Insurance Trust (the “Trust”).

Specifically, Nationwide Fund Advisors recommended, and the Board of Trustees of the Trust (the “Board”) approved, the selection of Jacobs Levy Equity Management, Inc. (“Jacobs Levy”) and WCM Investment Management, LLC (“WCM”) to serve as the new subadvisers to the Fund. At the same time, the Board approved the termination of Epoch Investment Partners, Inc. (“Epoch”) and J.P. Morgan Investment Management Inc. (“JPM”) as the Fund’s subadvisers. These changes became effective on November 1, 2019. The Trust has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (“SEC”) that allows certain subadviser changes to be made without shareholder approval. The Manager of Managers Order requires that this Information Statement be sent to you. Additionally, the Trust has received interpretive guidance from the staff of the SEC’s Division of Investment Management allowing the Trust, in lieu of physical delivery of the Information Statement, to make the Information Statement available to you online. The Information Statement will be available on the Trust’s website at http://www.nationwide.com/mutualfundsshareholdernews until April 30, 2020. A paper or email copy of the Information Statement may be obtained, without charge, by contacting the Trust at 800-574-6108.

Please read the enclosed Information Statement for additional information.

We look forward to continuing to serve you and the Fund in the future.

Sincerely,

Allan J. Oster
Assistant Secretary, Nationwide Variable Insurance Trust

NATIONWIDE VARIABLE INSURANCE TRUST
One Nationwide Plaza
Mail Code 5-02-210
Columbus, Ohio 43215
(800) 848-0920

INFORMATION STATEMENT

Nationwide Variable Insurance Trust (the “Trust”) is furnishing this Information Statement with respect to the NVIT Multi-Manager Small Cap Value Fund (the “Fund”), a series of the Trust. All owners (“Contract Owners”) of variable annuity contracts or variable life insurance policies (“variable contracts”) who, as of December 10, 2019, had selected the Fund as an underlying investment option within their variable contract will receive this Information Statement.

The Trust has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (the “SEC”), which permits Nationwide Fund Advisors (“NFA”), the Fund’s investment adviser, to hire new subadvisers that are unaffiliated with NFA, to terminate subadvisory relationships, and to make changes to existing subadvisory agreements with the approval of the Trust’s Board of Trustees (the “Board” or the “Trustees”), but without obtaining shareholder approval, provided, among other things, that the Fund sends to its shareholders (or, in this case, the Contract Owners who have selected the Fund as an underlying investment option) an information statement describing any new subadviser within 90 days of hiring such subadviser.

WE ARE NOT ASKING YOU FOR A PROXY OR VOTING INSTRUCTIONS AND
WE REQUEST THAT YOU NOT SEND US A PROXY OR VOTING INSTRUCTIONS.

INTRODUCTION

The Fund is an investment portfolio, or series, of the Trust. The Trust, on behalf of the Fund, has entered into an Investment Advisory Agreement with NFA. Pursuant to the Investment Advisory Agreement, NFA may select one or more subadvisers for the Fund and supervises the Fund’s daily business affairs, subject to the oversight of the Board. NFA selects one or more subadviser(s) it believes will provide the Fund with high-quality investment management services consistent with the Fund’s investment objective. NFA is responsible for the overall monitoring of the Fund’s subadviser(s).

Effective November 1, 2019, Jacobs Levy Equity Management, Inc. (“Jacobs Levy”) and WCM Investment Management, LLC (“WCM”) began serving as the subadvisers to the Fund, following the termination of Epoch Investment Partners, Inc. (“Epoch”) and J.P. Morgan Investment Management Inc. (“JPM”), the Fund’s previous subadvisers. As a result of this change, the Fund is now subadvised by Jacobs Levy and WCM.

Jacobs Levy and WCM are independent of NFA and each discharges its responsibilities subject to the supervision of NFA and the oversight of the Board. Jacobs Levy and WCM are each paid a subadvisory fee by NFA from the management fees NFA receives from the Fund. In accordance with procedures adopted by the Board, each subadviser of the Fund may effect portfolio transactions through an affiliated broker-dealer that receives brokerage commissions in connection therewith as permitted by applicable law.

The purpose of this Information Statement is to report the selection of Jacobs Levy, located at 100 Campus Drive, Florham Park, NJ 07932, and WCM, located at 281 Brooks Street, Laguna Beach, CA 92651, as the new subadvisers to the Fund. The Board approved the appointment of Jacobs Levy and WCM as subadvisers to the Fund on September 11, 2019, and Jacobs Levy and WCM began serving as the Fund’s subadvisers on November 1, 2019, following the termination of Epoch and JPM. The factors considered by the Board in making its decision to approve Jacobs Levy and WCM as the subadvisers, as well as other important information, are described in more detail below.

RECOMMENDATION TO APPROVE SUBADVISERS

As part of NFA’s duties to select and supervise the Fund’s subadviser(s), NFA is responsible for communicating performance expectations to, and evaluating the performance of, the subadviser(s) and recommending to the Board whether a new subadviser should be hired or whether a subadviser’s contract with the Trust should be renewed, modified or terminated. NFA periodically provides written reports to the Board describing the results of its evaluation and monitoring functions.

The Fund’s investment objective is to seek capital appreciation. Under normal circumstances, the Fund invests at least 80% of its net assets in equity securities (primarily common stocks) issued by small-cap companies.  NFA recommended the subadviser changes discussed herein due to (1) each of Epoch’s and JPM’s underperformance relative to its category peers, and (2) NFA’s determination that the pairing of the subadvisers had not produced diversification benefits that were in line with NFA’s expectations.

Epoch had been one of the Fund’s subadvisers since September 2005. Epoch had utilized a bottom-up fundamental investment approach and applied an investment philosophy and process that sought to identify companies that had an ability to generate free cash flow and allocate it intelligently for the benefit of shareholders. NFA had observed, however, that Epoch’s strategy was not performing in line with NFA’s expectations in the current market environment or against its category peers. In addition, recent changes in the Fund’s portfolio management team at Epoch had given rise to concerns regarding the stability of the Fund’s investment advisory team and Epoch’s commitment to the strategy it was implementing for the Fund.

JPM had been one of the Fund’s subadvisers since October 2003. JPM had utilized a bottom-up quantitative investment approach with a fundamental overlay and applied quantitative techniques, fundamental research, systematic stock valuation and a disciplined portfolio construction process. NFA determined that JPM’s strategy, did not meet NFA’s expectations for performance relative to their category peers. In addition, NFA noted that both JPM and Epoch had underperformed in recent years under the same market conditions, producing a level of volatility that is higher than NFA’s expectations.

As a result of all of these circumstances, NFA recommended to the Board in September 2019 that both Epoch and JPM be terminated as subadvisers to the Fund and be replaced with two new subadvisers with differentiating small-cap value strategies that would pair well in a multi-managed vehicle.In evaluating subadvisers to the Fund, NFA sought to enhance the generation of excess return and the consistency of those returns, while maximizing upside capture and minimizing downside capture without significantly altering the Fund’s risk profile. NFA sought two subadvisers that manage differentiated small-cap value strategies and that would pair well together in a multi-managed vehicle. NFA determined that Jacobs Levy and WCM were the best candidates to manage the Fund’s assets, based on correlation of excess returns, holdings overlap, positioning, performance results, sources of alpha, sources of risk, and overall strategy level characteristics. The two managers have distinct and differentiated investment processes that NFA believes will provide diversification benefits to shareholders. NFA determined that both firms have strong performance records, and NFA believes that the firms’ strategies differ enough from a risk/return perspective to enhance diversification but are sufficiently similar to enhance the Fund’s upside capture while improving downside protection. In addition, NFA determined that the two managers are seeking differing aspects of the small cap value universe, which helps to provide additional diversification to shareholders.

NFA found that both candidates have strong performance records and investment processes that differ enough to provide diversification benefits to the shareholders of the Fund. NFA believes that Jacobs Levy’s more-diversified and dynamic quantitative investment approach that is expected to perform well under a variety of market conditions pairs well with WCM’s more concentrated fundamental, quality-focused investment approach that tends to participate in most up markets, but also performs well in down markets. NFA determined that the two strategies differ enough from a risk/return perspective to enhance diversification, but are sufficiently similar to enhance the Fund’s performance during periods of market volatility.

On behalf of Jacobs Levy, investment decisions for the Fund are made by Bruce I. Jacobs, Ph.D., and Kenneth N. Levy, CFA. Mr. Jacobs is a Principal and Co-Founder of Jacobs Levy and currently serves as Co-Chief Investment Officer, Co-Portfolio Manager, and Co-Director of Research. Mr. Levy is a Principal and Co-Founder of Jacobs Levy and currently serves as Co-Chief Investment Officer, Co-Portfolio Manager, and Co-Director of Research. On behalf of WCM, investment decisions for the Fund are made by Jonathon Detter, CFA; Anthony B. Glickhouse, CFA; and Patrick McGee, CFA. Mr. Detter joined WCM in 2016 and currently serves as  a Portfolio Manager and Business Analyst. Mr. Glickhouse joined WCM in 2016 and currently serves as a Portfolio Manager and Business Analyst. Mr. McGee joined WCM in 2016 and currently serves as a Portfolio Manager and Business Analyst.

Based on the foregoing considerations, NFA recommended to the Board that Jacobs Levy and WCM be approved as the subadvisers to the Fund.

BOARD CONSIDERATIONS

At a meeting held in-person on September 11, 2019, the Board, of which eight of the nine members are not considered to be “interested persons” of the Fund under the Investment Company Act of 1940, as amended (the “1940 Act”) (“Independent

Trustees”), discussed and, upon NFA’s recommendation, unanimously approved the appointment of Jacobs Levy and WCM as the subadvisers to the Fund. The Trustees were provided with detailed materials related to Jacobs Levy and WCM in advance of the meeting. The Independent Trustees met in executive session with their independent legal counsel prior to the meeting to discuss information relating to the subadvisory agreements. The material factors and conclusions that formed the basis for the Board’s approval are discussed below.

The Nature, Extent and Quality of the Services to be Provided by Jacobs Levy and WCM as the Subadvisers. The Board considered the information provided by NFA as to Jacobs Levy and WCM, including, among other things, information relating to each company’s investment strategy and process for the Fund. The Board also considered the experience of the investment personnel at Jacobs Levy and WCM who would be managing the Fund.

Investment Performance. The Board considered information concerning the past performance records of both Jacobs Levy and WCM in managing an investment strategy comparable to the strategy each would use in managing the Fund’s assets and the anticipated allocation of the assets of the Fund to each subadvisor.  They also considered information relating to NFA’s expectations as to the correlations of the returns of the strategies of the two sub-advisers.

Fee Level. The Board considered that NFA would pay subadvisory fees to Jacobs Levy and WCM at the same rates at which NFA previously paid sub-advisory fees to Epoch and JPM, except that WCM did not agree to a breakpoint in its fee that would be beneficial to NFA if the Fund were to achieve substantial growth.

Economies of Scale. The Board noted that the subadvisory fee schedule with Jacobs Levy includes breakpoints.

Profitability; Fallout Benefits. No information was presented to the Board regarding the expected profitability of the subadvisory agreements or of other indirect advantages to the subadvisers from their relationships with the Fund.

Terms of the Subadvisory Agreements. The Board noted that the non-compensatory terms of each subadvisory agreement are substantially similar in all material respects to the terms of the subadvisory agreements that the Trust currently has in place with other unaffiliated subadvisers.

Conclusion. Based on these and other considerations, none of which was individually determinative of the outcome, and after discussion and consideration among themselves, and with NFA, Trust counsel, and independent legal counsel, the Trustees, and all of the Independent Trustees voting separately, unanimously approved each subadvisory agreement for a two-year period commencing from the execution of each subadvisory agreement.

THE SUBADVISORY AGREEMENTS

The subadvisory agreement with Jacobs Levy, dated September 13, 2019, and the subadvisory agreement with WCM, dated September 13, 2019 (collectively and separately referred to as the “Agreement”), were approved by the Board, including the Independent Trustees, on September 11, 2019. In accordance with the Manager of Managers Order, the Agreement was not submitted to the Fund’s shareholders for their approval. The terms of each Agreement are substantially similar to the terms of the previous subadvisory agreements with Epoch and JPM. The following is a brief summary of the material terms of each Agreement.

Term. Each Agreement, solely with respect to the Fund, has an initial term that expires on January 1, 2021, and continues for successive one-year terms thereafter as long as its continuance is approved by the Board or by a vote of a majority of outstanding shares of the Fund, provided that, in either case, the terms and the renewal have been approved by the vote of a majority of the Independent Trustees, cast in person, at a meeting called for the purpose of voting on such approval. Each Agreement can be terminated on not more than 60 days’ written notice by NFA, by a vote of a majority of the Independent Trustees on behalf of the Fund or a majority of the outstanding voting securities of the Fund, or on not less than 120 days’ written notice by the subadviser. Each Agreement terminates automatically if assigned by any party.

Fees. Under each Agreement, the annual subadvisory fee payable by NFA to each subadviser (as a percentage of the Fund’s average daily net assets) is set forth in the table attached as Exhibit A. The overall advisory fees of the Fund will not change due to the change in subadvisers and based on the overall assets of the Fund.

Duties. Under each Agreement, NFA is responsible for assigning all or a portion of the Fund’s assets to the subadviser and for overseeing and reviewing the performance of the subadviser. Each subadviser is required to manage the Fund’s portfolio in accordance with the Fund’s investment objectives and policies, subject to the supervision of NFA and the oversight of the Board.

Brokerage. Under each Agreement, the subadviser is authorized to purchase and sell securities on behalf of the Fund through brokers or dealers the subadviser selects and to negotiate commissions to be paid on such transactions. In doing so, each subadviser is required to use reasonable efforts to obtain the most favorable price and execution available but is permitted, subject to certain limitations, to pay brokerage commissions that are higher than what another broker might have charged in return for brokerage and research services.

Indemnification. Under each Agreement, the subadviser and its affiliates and controlling persons cannot be held liable to NFA, the Trust, the Fund or the Fund’s shareholders in the absence of willful misfeasance, bad faith, gross negligence, reckless disregard of its duties under the Agreement, or violation of applicable law.

Each subadviser is required, under the Agreement, to indemnify NFA, the Trust, the Fund, and their respective affiliates and controlling persons for any liability or expenses sustained by them as a result of the subadviser’s willful misfeasance, bad faith, gross negligence, reckless disregard of its duties or violation of applicable law, as well as under certain other circumstances. Each Agreement also contains provisions pursuant to which NFA and the Trust are required to indemnify the subadviser for any liability and expenses which may be sustained by the subadviser as a result of NFA’s or the Trust’s willful misfeasance, bad faith, gross negligence, reckless disregard of their respective duties or violation of applicable law.

Regulatory Pronouncements. Each Agreement also includes provisions arising from regulatory requirements. These provisions include a requirement that the subadviser establish and maintain written proxy voting procedures in compliance with current applicable laws and regulations, including, but not limited to, Rule 30b1-4 under the 1940 Act. Also, the provisions include language required by Rule 17a-10 under the 1940 Act that permits the subadviser to execute securities transactions under limited circumstances through broker-dealers deemed to be affiliated with the Fund, subject to certain prohibitions on consultations between the subadviser and other subadvisers to the Fund or funds affiliated with the Fund.

Further Information. The above description of each Agreement is only a summary and is qualified in its entirety by reference to the text of the Agreement. A copy of each Agreement will be on file with the SEC and will be available: (i) on the SEC’s EDGAR database via the internet at www.sec.gov; (ii) by electronic request to publicinfo@sec.gov; or (iii) by mail by sending your request to Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549-1520.

OTHER INFORMATION ABOUT JACOBS LEVY AND WCM

Jacobs Levy

Jacobs Levy is located at 100 Campus Drive, Florham Park, NJ 07932. The following table sets forth the names and principal occupations of the principal executive officers of Jacobs Levy. The address of each person listed below is 100 Campus Drive, Florham Park, NJ 07932.

Name	Title
Bruce I. Jacobs	President, Director
Kenneth N. Levy	Vice President, Director
Leo A. Dalton	Chief Financial Officer
Jason M. Hoberman	General Counsel and Chief Compliance Officer
Laura M. DeVito	Chief Operating Officer

Jacobs Levy is a New Jersey corporation.

WCM

WCM is located at 281 Brooks Street, Laguna Beach, CA 92651. The following table sets forth the names and principal occupations of the principal executive officers of WCM. The address of each person listed below is 281 Brooks Street, Laguna Beach, CA 92651.

Name	Title
Paul R. Black	President/Co-CEO
Kurt R. Winrich	Chairman/Co-CEO
David A. Brewer	Chief Compliance Officer, Senior VP
Sloane W. Payne	Chief Operations Officer, Senior VP
Mike B. Trigg	Senior VP, Portfolio Manager

WCM is a Delaware limited-liability company that is owned by Thalia Street Partners LLC.

MORE ABOUT FEES AND EXPENSES

The Fund pays NFA an investment advisory fee at an effective annual rate (as a percentage of the Fund’s average daily net assets) as set forth in the table attached as Exhibit B.

During the fiscal year ended December 31, 2019, the Fund paid investment advisory fees to NFA as set forth in the table attached as Exhibit C.

ADDITIONAL INFORMATION

NFA serves as the Fund’s investment adviser pursuant to an Investment Advisory Agreement that was last approved by the Board, including a majority of the Independent Trustees, on December 4, 2019. The Investment Advisory Agreement was last approved by shareholders of the Fund on April 23, 2007. The key features of the Investment Advisory Agreement are described below.

Advisory Services. Under the Investment Advisory Agreement, NFA, subject to the oversight of the Board: (i) sets the overall investment strategy for the Fund; (ii) has overall supervisory responsibility for the general management and investment of the Fund’s assets; (iii) determines the allocation of assets among one or more subadvisers, if any; and (iv) has full investment discretion to make all determinations with respect to the investment of a Fund’s assets not otherwise assigned to a subadviser. With regard to subadvisers, NFA, subject to the oversight of the Board: (i) researches and evaluates each subadviser, if any; (ii) performs initial due diligence on prospective subadvisers; (iii) monitors each subadviser’s ongoing performance; (iv) communicates performance expectations and evaluations to each subadviser; and (v) recommends to the Board whether a subadviser’s contract should be renewed, modified or terminated. NFA also is responsible for recommending changes or additions to the subadvisers and is responsible for compensating each subadviser. Finally, NFA is responsible for providing periodic reports to the Board concerning the Fund’s business and investments as the Board requests.

Continuance. The Investment Advisory Agreement may be continued from year to year by a majority vote of the Board or by a vote of a majority of the outstanding shares of the Fund, provided that, in either case, the terms and the renewal have been approved by the vote of a majority of the Independent Trustees, cast in person, at a meeting called for the purpose of voting on such approval.

Termination. The Investment Advisory Agreement provides that it may be terminated, without the payment of any penalty, by vote of a majority of the Board or by vote of a majority of the outstanding voting securities of the Fund, or by NFA, in each case, upon not less than 60 days’ written notice to the other party. The Investment Advisory Agreement also provides that it will automatically and immediately terminate in the event of its assignment.

As of December 10, 2019, the Fund had issued outstanding shares in the amounts as set forth in the table attached as Exhibit D.

As of December 10, 2019, to the Trust’s knowledge, no person, except as set forth in the table at Exhibit E, had or shared voting or investment power over more than 5% of the outstanding shares of any class of the Fund.

As of December 10, 2019, the Executive Officers and Trustees of the Trust as a group owned less than 1% of the outstanding shares of any class of the Fund.

Although Contract Owners are not being asked to vote on the approval of Jacobs Levy and WCM as subadvisers to the Fund, the Trust is required to summarize the voting rights of Contract Owners. Whenever a matter affecting the Fund requires shareholder approval, a shareholder meeting generally will be held and a proxy statement and proxy/voting instruction forms will be sent to the Fund’s shareholders and to Contract Owners who have selected the Fund as an underlying mutual fund option. Shares of the Fund are available exclusively as a pooled funding vehicle for variable contracts offered by the separate accounts, or subaccounts thereof, of certain life insurance companies (“Participating Insurance Companies”). The Participating Insurance Companies own shares of the Fund as depositors for the Contract Owners. Thus, individual Contract Owners do not vote on such matters directly because they are not shareholders of the Fund. Rather, the Participating Insurance Companies and their separate accounts are shareholders and will vote the shares of the Fund attributable to the Contract Owners in accordance with the Contract Owners’ voting instructions. If voting instructions are not received, the separate accounts will vote the shares of a Fund for which voting instructions have not been received in proportion (for, against, or abstain) to those for which timely voting instructions have been received. As a result, those Contract Owners that choose to vote, as compared with their actual percentage of ownership of the Fund, may control the outcome of the vote. Each share of the Fund is entitled to one vote, and each fraction of a share is entitled to a proportionate fractional vote. Contract Owners are also permitted to revoke previously submitted voting instructions in accordance with instructions contained in the proxy statement sent to the Fund’s shareholders and to Contract Owners.

The foregoing description of Contract Owner voting rights with respect to the Fund is only a summary of these rights. Whenever shareholder approval of a matter affecting the Fund is required, the proxy statement sent to shareholders and to Contract Owners will fully describe the voting rights of Contract Owners and the voting procedures that will be followed at the shareholder meeting.

Currently, Nationwide Fund Distributors LLC (“NFD”), an affiliate of NFA, acts as the Trust’s principal underwriter. Under the terms of a Joint Fund Administration and Transfer Agency Agreement, Nationwide Fund Management LLC (“NFM”), an indirect wholly owned subsidiary of Nationwide Financial Services, Inc. (“Nationwide Financial”), provides various administrative and accounting services, including daily valuation of the Fund’s shares, preparation of financial statements, tax returns, and regulatory reports, and presentation of quarterly reports to the Board of Trustees. NFM also serves as transfer agent and dividend disbursing agent for the Fund. The address for NFA, NFD and NFM is One Nationwide Plaza, Mail Code 5-02-210, Columbus, Ohio 43215.

NFA is a wholly owned subsidiary of Nationwide Financial, a holding company which is a direct wholly owned subsidiary of Nationwide Corporation. All of the common stock of Nationwide Corporation is held by Nationwide Mutual Insurance Company (95.2%) and Nationwide Mutual Fire Insurance Company (4.8%), each of which is a mutual company owned by its policyholders. The address for each of Nationwide Financial, Nationwide Corporation, Nationwide Mutual Insurance Company and Nationwide Mutual Fire Insurance Company is One Nationwide Plaza, Columbus, Ohio 43215.

No Officer or Trustee of the Trust is an officer, employee, or director of either Jacobs Levy or WCM, nor do any such Officers or Trustees own securities issued by Jacobs Levy or WCM or have any other material direct or indirect interest in Jacobs Levy or WCM.

The Trust will furnish, without charge, a copy of the Trust’s most recent Annual Report to shareholders and Semiannual Report to shareholders succeeding the Annual Report, if any, upon request. This request may be made either by writing to the Trust at the address contained on the first page of this Information Statement or by calling toll-free 800-848-0920. The Annual Report and the Semiannual Report will be mailed to you by first-class mail within three business days of receipt of your request. Copies of the Information Statement may be obtained, without charge, by calling toll-free 855-723-7820.

By Order of the Board of Trustees of Nationwide Variable Insurance Trust,

Allan J. Oster, Assistant Secretary

January 9, 2020

EXHIBIT A

SUBADVISORY FEES

The annual subadvisory fees payable by NFA to Jacobs Levy (as a percentage of the Fund’s average daily net assets) are set forth in the following table:

Fund	Subadvisory Fees
NVIT Multi-Manager Small Cap Value Fund	0.45% on Subadviser Assets up to $200 million; 0.40% on Subadviser Assets of $200 million and more.

The annual subadvisory fees payable by NFA to WCM (as a percentage of the Fund’s average daily net assets) are set forth in the following table:

Fund	Subadvisory Fees
NVIT Multi-Manager Small Cap Value Fund	0.45% on all Subadviser Assets.

EXHIBIT B

INVESTMENT ADVISORY FEES

The Fund pays NFA an investment advisory fee at an effective annual rate (as a percentage of the Fund’s average daily net assets) as set forth in the following table:

Fund	Advisory Fees
NVIT Multi-Manager Small Cap Value Fund	0.87% on assets up to $200 million; and 0.82% on assets of $200 million and more.

EXHIBIT C

INVESTMENT ADVISORY FEES PAID TO NFA

The chart below sets forth the investment advisory fees paid by the Fund to NFA for the fiscal year ended December 31, 2019. The amount indicated is after fee waivers and expense reimbursements.

Fund	Advisory Fees
NVIT Multi-Manager Small Cap Value Fund	$2,369,896

EXHIBIT D

OUTSTANDING SHARES

As of December 10, 2019, the Fund had issued outstanding shares in the amounts set forth in the table below:

Fund	Number of Shares Outstanding
NVIT Multi-Manager Small Cap Value Fund – Class I	16,843,952.861
NVIT Multi-Manager Small Cap Value Fund – Class II	4,927,534.538
NVIT Multi-Manager Small Cap Value Fund – Class IV	2,453,392.844
NVIT Multi-Manager Small Cap Value Fund – Class Y	0

EXHIBIT E

5% SHAREHOLDERS

As of December 20, 2019, to the Trust’s knowledge, no person, except as set forth in the table below, had or shared voting or investment power over more than 5% of the outstanding shares of any class (collectively, the “shares”) of the Fund.

Name and Address of Shareholder	Number of Shares Beneficially Owned	Percentage of the Class Held by the Shareholder
NVIT Multi-Manager Small Cap Value Fund – Class I
NATIONWIDE LIFE INSURANCE COMPANY COLUMBUS, OH 43218	2,833,148.204	11.70%
NATIONWIDE LIFE INSURANCE COMPANY COLUMBUS, OH 43218	7,765,529.475	32.06%
NATIONWIDE LIFE INSURANCE COMPANY COLUMBUS, OH 43218	4,417,503.651	18.24%
NVIT Multi-Manager Small Cap Value Fund – Class II
NATIONWIDE LIFE INSURANCE COMPANY COLUMBUS, OH 43218	4,423,638.547	18.26%
NVIT Multi-Manager Small Cap Value Fund – Class IV
NATIONWIDE LIFE INSURANCE COMPANY COLUMBUS, OH 43218	2,113,407.879	8.72%

NATIONWIDE VARIABLE INSURANCE TRUST
One Nationwide Plaza
Mail Code 5-02-210
Columbus, Ohio 43215
(800) 848‐0920

NVIT Multi-Manager Small Cap Value Fund

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

January 9, 2020

This communication presents only an overview of the more complete Information Statement that is available to you on the internet relating to the NVIT Multi-Manager Small Cap Value Fund (the “Fund”), a series of Nationwide Variable Insurance Trust (the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement.

The following material is available for review: NVIT Multi-Manager Small Cap Value Fund Information Statement

The Information Statement details a recent subadviser change relating to the Fund. Specifically, the Board of Trustees of the Trust (the “Board”) approved the selection of Jacobs Levy Equity Management, Inc. and WCM Investment Management, LLC to serve as the new subadvisers to the Fund. At the same time, the Board approved the termination of Epoch Investment Partners, Inc. and J.P. Morgan Investment Management, Inc. as the subadvisers to the Fund. These changes became effective on November 1, 2019. The Trust has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (“SEC”) that allows certain subadviser changes to be made without shareholder approval. The Manager of Managers Order instead requires that the Information Statement be sent to you. Additionally, the Trust has received interpretive guidance from the staff of the SEC’s Division of Investment Management allowing the Trust, in lieu of physical delivery of the Information Statement, to make the Information Statement available to you online.

All owners (“Contract Owners”) of variable annuity contracts or variable life insurance policies (“variable contracts”) who, as of December 10, 2019, had selected the Fund as an underlying investment option within their variable contract will receive this Notice. This Notice will be sent to Contract Owners on or about January 30, 2020. The full Information Statement will be available on the Trust’s website at http://www.nationwide.com/mutualfundsshareholdernews until April 30, 2020. A paper or email copy of the full Information Statement may be obtained, without charge, by contacting the Trust at 800-574-6108.

If you want to receive a paper or email copy of the above listed document, you must request one. There is no charge to you for requesting a copy.